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                                                                     EXHIBIT 5.1

                            Nishith Desai Associates
                        Legal & Tax Counselling Worldwide


Tel. #  : 91 + 22 + 282 0609                                  93-B, Mittal Court
Tel. #  : 91 + 22 + 204 0068                                       Nariman Point
Fax #   : 91 + 22 + 287 5792                                      Mumbai 400 021


                                     OPINION


Ref: SIL-10\Form S8 Opinion


July 27, 2000

Silverline Technologies Limited
Unit 121, SDF IV, SEEPZ
Andheri (East)
Mumbai 400 096
India

Ladies and Gentlemen:

RE:      SILVERLINE TECHNOLOGIES LIMITED - OPINION ON FORM S8

We have served as the Indian legal counsel to Silverline Technologies Limited (hereinafter referred to as the "COMPANY"), a public limited company incorporated in India under the provisions of the Companies Act, 1956 (1 of 1956), of India, for the American Depositary Receipt (hereinafter referred to as "ADR") issue.

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 31, 2000 (the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act, 1933, as amended, of up to 2,000,000 Equity Shares, par value Rs. 10 per share, each represented by one-half of an American Depositary Share (" ADS") of the Company (the "SHARES"), reserved for issuance pursuant to the Silverline Technologies Inc., Stock Option Plan (the "PLAN").

As your Indian legal counsel, we have examined strictly under Indian law, the proceedings taken and proposed to be taken by you in connection with the sale and issuance of such Shares under the Plan. Strictly limited to Indian law and assuming that all Shares are sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, it is our opinion that the Shares to be
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NISHITH DESAI ASSOCIATES                                                 2
July 27, 2000

issued and sold by your Company which have been duly authorized and validly issued and are fully paid and non-assessable. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.


Yours truly,


/s/ Nishith Desai Associates

For Nishith Desai Associates